Exhibit 99.1
FOR IMMEDIATE RELEASE
Monday, July 18, 2011
Gannett Co., Inc. Reports Second Quarter Results
Reported Earnings per Diluted Share of $0.62, Non-GAAP Earnings per Diluted Share of $0.58
Net Cash Flow from Operating Activities Totaled $191 million
Free Cash Flow Totaled $180 million
McLEAN, VA — Gannett Co., Inc. (NYSE: GCI) reported today that earnings per diluted share from continuing operations, on a GAAP (generally accepted accounting principles) basis, were $0.62 for the second quarter of 2011 compared to $0.73 for the second quarter last year. Results for both quarters included special items as noted below. Excluding these items in both years, earnings per diluted share were $0.58 compared to $0.61 for the same quarter in 2010.
Results for the second quarter of 2011 include $6.4 million of non-cash charges primarily associated with facility consolidations ($3.9 million after-tax or $0.02 per share), $8.8 million in costs due to workforce restructuring
($5.4 million after-tax or $0.02 per share) and a $20.1 million ($0.08 per share) net tax benefit related primarily to a tax settlement covering multiple years. Results for the second quarter of 2010 included a $28.7 million ($0.12 per share) net tax benefit due primarily to the expiration of the statutes of limitations and the release of certain reserves related to the sale of a business in a prior year.
“Our results for the quarter reflect the positive impact of our ongoing efforts to focus on our customers and to meet their business and marketing needs across our platforms. This resulted in higher digital revenues for the quarter in each of our business segments. Company-wide digital revenues were up 13 percent compared to last year. Broadcasting segment revenue was up slightly overcoming the significant political advertising spends of last year. Each of our business segments was solidly profitable, due in part to our commitment to align our expenses with revenue opportunities. We accomplished this despite the continued challenging economic environments in many markets and the impact of the crisis in Japan on the supply chain and inventories for autos and consumer electronics,” said Craig Dubow, chairman and chief executive officer.
“We also announced today that the board of directors has approved doubling the dividend and resuming share repurchases. We are able to take those actions because of the confidence we have in our long term growth prospects, our ability to consistently generate cash flow and the strength of our balance sheet,” Dubow added.
Amounts reported in accordance with GAAP are contained in Tables 1 through 4. Certain amounts and comparisons included in the following discussion of GAAP results are supplemented by discussions which exclude the effect of special items. Details of these special items and their effect on GAAP results are included on the Non-GAAP Financial Information Tables 5 through 10 attached to this news release. The company’s basis for providing discussions of non-GAAP results is noted below.
CONTINUING OPERATIONS
Net income attributable to Gannett totaled $151.5 million in the second quarter while net income attributable to Gannett on a non-GAAP basis was $140.7 million. Reported operating income was $241.8 million and non-GAAP operating income totaled $256.9 million. Operating cash flow (a non-GAAP term defined as operating income plus special items, depreciation and amortization) was $306.9 million in the quarter.
Reported operating revenues for the company totaled $1.33 billion in the second quarter, a decline of 2.2 percent compared to the second quarter in 2010. Revenue growth in the Digital segment increased significantly in the quarter primarily due to strong revenue growth at CareerBuilder. Broadcasting segment revenue was up slightly
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despite the negative impact of the crisis in Japan on auto advertising and substantially lower political spending compared to the second quarter last year. Revenue results in the Publishing segment reflect an increase in digital advertising tempered by the softening economic environment and continued weakness in the real estate market.
Operating expenses including facility consolidation and workforce restructuring costs in the second quarter this year were $1.09 billion, unchanged compared to last year. Operating expenses on a non-GAAP basis totaled $1.08 billion and were 1.3 percent lower compared to the second quarter last year. The decline reflects ongoing efforts to create efficiencies and facility consolidations in this and prior quarters. Lower expenses in the Publishing and Broadcast segments were partially offset by higher costs in the Digital segment where the company had solid revenue growth and made investments in new initiatives.
PUBLISHING
Publishing segment operating revenues totaled $977.1 million for the quarter, a 4.9 percent decline compared to $1.03 billion in the second quarter last year. Although lower, the comparison reflects a sequential improvement from first quarter comparisons. Softer ad demand associated with the challenging economic environment domestically and particularly in the UK impacted results. Online advertising revenue was up solidly in the quarter while circulation revenue, down just 1.7 percent, improved sequentially within the quarter.
Advertising revenues were $646.9 million in the quarter, a 6.5 percent decline compared to $692.2 million in the second quarter last year. In the U.S., advertising revenues declined 7.2 percent and at Newsquest, the company’s operations in the UK, advertising revenues were 10.3 percent lower, in pounds.
Ad revenue percentage changes for the retail, national and classified categories for the publishing segment for the quarter were as follows:
Second Quarter 2011 Year-over-Year Comparisons

			Total
			Publishing	Total
	U.S. Publishing	Newsquest	Segment	Publishing
	(including USA TODAY)	(in pounds)	(constant currency)	Segment

Retail	(5.6%)	(5.7%)	(5.6%)	(4.8%)
National	(9.8%)	2.9%	(9.0%)	(8.5%)
Classified	(8.5%)	(14.6%)	(10.2%)	(8.0%)

	(7.2%)	(10.3%)	(7.7%)	(6.5%)
Retail advertising comparisons this quarter were better than comparisons in the first quarter in both the U.S. and the UK due in part to the later Easter this year.
National advertising declined 8.5 percent in the quarter. The decline reflected soft ad demand at USA TODAY offset in part by an increase in national advertising at Newsquest in the UK. Overall, national advertising comparisons this quarter improved relative to comparisons in the first quarter. Comparisons in pounds for Newsquest were 8 percentage points better than first quarter comparisons. At USA TODAY, substantial growth in the quarter in the telecommunications and financial categories was more than offset by declines in the travel, technology, automotive and retail categories.
Publishing segment digital revenues, which are reflected in all of the categories above, advanced 12.2 percent in the quarter reflecting the impact of our Yahoo! initiative and cross-platform sales efforts. U.S. Community Publishing digital revenues increased 8.9 percent in the quarter while digital revenues at USA TODAY were
22.9 percent higher.
Classified advertising at our domestic publishing operations softened during the quarter, declining 8.5 percent reflecting the unsteady economy as well as the crisis in Japan. Automotive was 4.1 percent lower in the U.S. while employment was virtually flat. Although the real estate category was down in the quarter, comparisons were in line with first quarter comparisons.
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The percentage changes in the classified categories for the second quarter of 2011 were as follows:
Second Quarter 2011 Year-over-Year Comparisons

			Total
			Publishing	Total
	U.S.	Newsquest	Segment	Publishing
	Publishing	(in pounds)	(constant currency)	Segment
Automotive	(4.1%)	(13.6%)	(5.7%)	(4.3%)
Employment	(0.4%)	(24.7%)	(9.4%)	(6.4%)
Real Estate	(18.7%)	(9.7%)	(15.5%)	(12.8%)
Legal	(16.9%)	—	(16.9%)	(16.9%)
Other	(8.2%)	(9.4%)	(8.6%)	(5.9%)

	(8.5%)	(14.6%)	(10.2%)	(8.0%)
Reported Publishing segment operating expenses totaled $838.5 million in the quarter compared with
$846.7 million in the second quarter last year. Publishing segment operating expenses on a non-GAAP basis were $823.3 million, 2.8 percent lower than the same quarter last year. Efforts to create efficiencies as well as facility consolidations drove the decline which was offset in part by a 9.3 percent increase in newsprint expense. A substantial increase in newsprint usage prices was partially offset by a 9.2 percent decline in usage. Although newsprint usage price comparisons in the third quarter of 2011 are expected to continue to be unfavorable, the gap will narrow relative to the second quarter.
Reported Publishing segment operating income was $138.6 million. Publishing segment operating income on a non-GAAP basis was $153.8 million in the quarter and operating cash flow totaled $184.7 million.
BROADCASTING
Broadcasting revenues (which include Captivate) totaled $184.4 million in the quarter compared to $184.0 million in the second quarter last year, which benefited from $11.7 million in politically related advertising demand.
Television revenues were $177.7 million, up slightly compared to $177.5 million last year, despite a net decrease of $8.8 million in political spending. Total adjusted television revenues, defined to exclude the incremental impact of the cyclical ad demand related to political spending, were up 5.4 percent. Retransmission revenues totaled
$19.4 million in the quarter, an increase of 23.7 percent. Digital revenues were 29.0 percent higher reflecting our focus on local digital sales through Yahoo! and our community websites. Based on current trends, we expect the percentage decline in total television revenues for the third quarter of 2011 to be in the mid-single digits compared to the third quarter of 2010. Television revenues in 2010’s third quarter benefited from $21.3 million in politically related advertising. Excluding the incremental impact of political spending, the percentage increase in total television revenues is expected to be in the mid-single digits in the third quarter this year compared to the third quarter last year.
Broadcasting segment operating expenses totaled $103.9 million in the quarter, a decrease of 1.6 percent from $105.6 million in the second quarter last year. As a result, operating income was 2.6 percent higher and totaled $80.4 million and operating cash flow was $87.9 million, up 1.5 percent.
DIGITAL
Digital segment operating revenues were $173.4 million in the quarter, 12.6 percent higher compared to the same quarter last year reflecting primarily strong revenue growth at CareerBuilder. Digital segment revenue growth outpaced an 8.4 percent increase in operating expenses in part reflecting investments in new initiatives. As a result, Digital segment operating income was 31.6 percent higher and totaled $36.2 million. Operating cash flow was $43.8 million compared to $35.5 million a year ago, an increase of 23.6 percent.
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Digital revenues company-wide including the Digital segment and all digital revenues generated by the other business segments increased 12.6 percent and totaled $276.2 million, almost 21 percent of total operating revenues.
At the end of the quarter, Gannett had more than 100 domestic publishing web sites, including USATODAY.com, one of the most popular newspaper sites on the Web and the iPad. The company also had web sites in all of its 19 television markets. In June, Gannett’s consolidated domestic Internet audience share was 49.5 million unique visitors reaching 23.1 percent of the Internet audience, according to Comscore Media Metrix. Newsquest is also an Internet leader in the UK where its network of web sites attracted over 84 million monthly page impressions from approximately 10.3 million unique users in June. CareerBuilder’s unique visitors in the second quarter averaged 24.1 million, an increase of 9.8 percent from the second quarter last year.
NON-OPERATING ITEMS
The company’s equity earnings include its share of operating results from unconsolidated investees including the California Newspapers Partnership, Texas-New Mexico Newspapers Partnership, Tucson newspaper partnership and other online/digital businesses including Classified Ventures.
Equity income in unconsolidated investees totaled $8.0 million in the quarter compared to $7.5 million in the second quarter last year. The increase reflects significantly stronger results for the company’s digital investments offset partially by lower results for its newspaper partnerships.
Interest expense totaled $44.7 million, an increase of $2.6 million compared to $42.2 million for the second quarter last year. Higher average interest rates associated with longer term, fixed-rate debt, partially offset by significantly lower average debt balances, drove the increase.
Net cash flow from operating activities was $190.7 million while free cash flow (a non-GAAP measure) totaled $180.0 million in the quarter. The balance of long term debt at quarter end was $2.0 billion, a reduction of
$167 million during the second quarter. Total cash at the end of the second quarter was $165 million.
* * *
USE OF NON-GAAP INFORMATION
The company uses non-GAAP financial performance and liquidity measures to supplement the financial information presented on a GAAP basis. These non-GAAP financial measures are not to be considered in isolation from or as a substitute for the related GAAP measures, and should be read only in conjunction with financial information presented on a GAAP basis.
In this earnings report, the company discusses non-GAAP financial performance measures that exclude from its reported GAAP results the impact of special items consisting of workforce restructuring expenses, facility consolidation expenses and certain charges and credits to its income tax provision. The company believes that such expenses and tax items are not indicative of normal, ongoing operations and their inclusion in results makes for more difficult comparisons between periods and with peer group companies. Workforce restructuring and facility consolidation expenses primarily relate to incremental expenses the company has incurred to consolidate production facilities and centralize functions. These expenses include payroll and related benefit costs and accelerated depreciation. Overall, the company incurred over $15 million of such expenses during the second quarter of 2011. In addition, the company recorded a $20.1 million net tax benefit in the second quarter of 2011 related primarily to a tax settlement covering multiple years. The $28.7 million net tax benefit in the second quarter of 2010 was due primarily to the expiration of the statutes of limitations and the accompanying release of tax reserves related to the sale of a business in a prior year. The first quarter of 2010 included a $2.2 million tax charge related to healthcare reform legislation and the resultant loss of tax deductibility for certain healthcare costs covered by Medicare retiree drug subsidies.
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The company also discusses operating cash flow, a non-GAAP financial performance measure that it believes offers a useful view of the overall operation of its businesses. This non-GAAP measure is calculated by adding the expenses associated with the special expense items described above, as well as depreciation and amortization, to operating income as reported on a GAAP basis. This earnings report also discusses free cash flow, a non-GAAP liquidity measure. Free cash flow is defined as “net cash flow from operating activities” as reported on the statement of cash flows reduced by “purchase of property, plant and equipment” as well as “payments for investments” and increased by “proceeds from investments.” The Company believes that free cash flow is a useful measure for management and investors to evaluate the level of cash generated by operations and the ability of its operations to fund investments in the businesses, repay indebtedness, add to the Company’s cash balance, or to use in other discretionary activities. Management uses free cash flow to monitor cash available for repayment of indebtedness and in its discussions with the investment community.
Management uses non-GAAP financial performance measures for purposes of evaluating business unit and consolidated company performance. The company therefore believes that each of the non-GAAP measures presented provides useful information to investors by allowing them to view the company’s businesses through the eyes of management and the Board of Directors, facilitating comparison of results across historical periods, and providing a focus on the underlying ongoing operating performance of its businesses. In addition, many of the company’s peer group companies present similar non-GAAP measures so the presentation of such measures facilitates industry comparisons.
Tabular reconciliations for the non-GAAP financial measures are contained in Tables 5 through 10 attached to this news release.
As previously announced, the company will hold an earnings conference call at 10:00 a.m. ET today. The call can be accessed via a live webcast through the Investor Relations section of the company’s web site, www.gannett.com, or listen-only conference lines. U.S. callers should dial 1-800-967-7185 and international callers should dial 719-325-2431 at least 10 minutes prior to the scheduled start of the call. The confirmation code for the conference call is 4095724. To access the replay, dial 1-888-203-1112 in the U.S. International callers should use the number 719-457-0820. The confirmation code for the replay is 4095724. Materials related to the call will be available through the Investor Relations section of the company’s web site Monday morning.
About Gannett
Gannett Co., Inc. is an international media and marketing solutions company that informs and engages more than 100 million people every month through its powerful network of broadcast, digital, mobile and publishing properties. Our portfolio of trusted brands offers marketers unmatched local-to-national reach and customizable, innovative marketing solutions across any platform. Gannett is committed to connecting people — and the companies who want to reach them — with their interests and communities. For more information, visit www.gannett.com.
Certain statements in this press release may be forward looking in nature or “forward looking statements” as defined in the Private Securities Litigation Reform Act of 1995. The forward looking statements contained in this press release are subject to a number of risks, trends and uncertainties that could cause actual performance to differ materially from these forward looking statements. A number of those risks, trends and uncertainties are discussed in the company’s SEC reports, including the company’s annual report on Form 10-K and quarterly reports on Form 10-Q. Any forward looking statements in this press release should be evaluated in light of these important risk factors.
Gannett is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this press release by wire services, Internet service providers or other media.
# # #

For investor inquiries, contact:	For media inquiries, contact:
Jeffrey Heinz	Robin Pence
Director, Investor Relations	Vice President of Corporate Communications
703-854-6917	703-854-6049
jheinz@gannett.com	rpence@gannett.com

CONDENSED CONSOLIDATED STATEMENTS OF INCOME
Gannett Co., Inc. and Subsidiaries
Unaudited, in thousands (except per share amounts)
Table No. 1

	Thirteen	Thirteen
	weeks ended	weeks ended	% Inc
	Jun. 26, 2011	Jun. 27, 2010	(Dec)
Net Operating Revenues:
Publishing advertising	$646,864	$692,172	(6.5)
Publishing circulation	265,433	270,086	(1.7)
Digital	173,447	154,104	12.6
Broadcasting	184,353	184,016	0.2
All other	64,842	64,765	0.1

Total	1,334,939	1,365,143	(2.2)

Operating Expenses:
Cost of sales and operating expenses, exclusive of depreciation	739,654	745,489	(0.8)
Selling, general and administrative expenses, exclusive of depreciation	297,196	292,691	1.5
Depreciation	42,070	46,274	(9.1)
Amortization of intangible assets	7,871	8,080	(2.6)
Facility consolidation charges	6,394	—	***

Total	1,093,185	1,092,534	0.1

Operating income	241,754	272,609	(11.3)

Non-operating (expense) income:
Equity income in unconsolidated investees, net	7,973	7,503	6.3
Interest expense	(44,741)	(42,190)	6.0
Other non-operating items	3,841	(2,934)	***

Total	(32,927)	(37,621)	(12.5)

Income before income taxes	208,827	234,988	(11.1)
Provision for income taxes	43,300	49,400	(12.3)

Income from continuing operations	165,527	185,588	(10.8)
Loss from the operation of discontinued operations, net of tax	—	(882)	***
Gain on disposal of publishing businesses, net of tax	—	21,195	***

Net income	165,527	205,901	(19.6)
Net income attributable to noncontrolling interest	(14,000)	(10,423)	34.3

Net income attributable to Gannett Co., Inc.	$151,527	$195,478	(22.5)

Income from continuing operations attributable to Gannett Co., Inc.	$151,527	$175,165	(13.5)
Loss from the operation of discontinued operations, net of tax	—	(882)	***
Gain on disposal of publishing businesses, net of tax	—	21,195	***

Net income attributable to Gannett Co., Inc.	$151,527	$195,478	(22.5)

Earnings from continuing operations per share — basic	$0.63	$0.74	(14.9)
Earnings from discontinued operations
Discontinued operations per share — basic	—	(0.01)	***
Gain on disposal of publishing businesses per share — basic	—	0.09	***

Net income per share — basic	$0.63	$0.82	(23.2)

Earnings from continuing operations per share — diluted	$0.62	$0.73	(15.1)
Earnings from discontinued operations
Discontinued operations per share — diluted	—	(0.01)	***
Gain on disposal of publishing businesses per share — diluted	—	0.09	***

Net income per share — diluted	$0.62	$0.81	(23.5)

Weighted average number of common shares outstanding
Basic	240,311	238,122	0.9
Diluted	243,995	241,505	1.0

Dividends per share	$0.04	$0.04	—

CONDENSED CONSOLIDATED STATEMENTS OF INCOME
Gannett Co., Inc. and Subsidiaries
Unaudited, in thousands (except per share amounts)
Table No. 2

	Twenty-six	Twenty-six
	weeks ended	weeks ended	% Inc
	Jun. 26, 2011	Jun. 27, 2010	(Dec)
Net Operating Revenues:
Publishing advertising	$1,248,600	$1,341,507	(6.9)
Publishing circulation	533,646	549,086	(2.8)
Digital	331,041	294,742	12.3
Broadcasting	348,235	351,504	(0.9)
All other	124,678	127,889	(2.5)

Total	2,586,200	2,664,728	(2.9)

Operating Expenses:
Cost of sales and operating expenses, exclusive of depreciation	1,457,169	1,477,598	(1.4)
Selling, general and administrative expenses, exclusive of depreciation	594,743	587,824	1.2
Depreciation	83,708	93,625	(10.6)
Amortization of intangible assets	16,160	16,042	0.7
Facility consolidation charges	14,050	—	***

Total	2,165,830	2,175,089	(0.4)

Operating income	420,370	489,639	(14.1)

Non-operating (expense) income:
Equity income in unconsolidated investees, net	11,431	8,036	42.2
Interest expense	(91,370)	(85,663)	6.7
Other non-operating items	5,138	(3,457)	***

Total	(74,801)	(81,084)	(7.7)

Income before income taxes	345,569	408,555	(15.4)
Provision for income taxes	81,900	104,213	(21.4)

Income from continuing operations	263,669	304,342	(13.4)
Loss from the operation of discontinued operations, net of tax	—	(322)	***
Gain on disposal of publishing businesses, net of tax	—	21,195	***

Net income	263,669	325,215	(18.9)
Net income attributable to noncontrolling interest	(21,649)	(12,558)	72.4

Net income attributable to Gannett Co., Inc.	$242,020	$312,657	(22.6)

Income from continuing operations attributable to Gannett Co., Inc.	$242,020	$291,784	(17.1)
Loss from the operation of discontinued operations, net of tax	—	(322)	***
Gain on disposal of publishing businesses, net of tax	—	21,195	***

Net income attributable to Gannett Co., Inc.	$242,020	$312,657	(22.6)

Earnings from continuing operations per share — basic	$1.01	$1.23	(17.9)
Earnings from discontinued operations
Discontinued operations per share — basic	—	(0.01)	***
Gain on disposal of publishing businesses per share — basic	—	0.09	***

Net income per share — basic	$1.01	$1.31	(22.9)

Earnings from continuing operations per share — diluted	$0.99	$1.21	(18.2)
Earnings from discontinued operations
Discontinued operations per share — diluted	—	—	***
Gain on disposal of publishing businesses per share — diluted	—	0.09	***

Net income per share — diluted	$0.99	$1.30	(23.8)

Weighted average number of common shares outstanding
Basic	240,012	237,785	0.9
Diluted	243,652	241,053	1.1

Dividends per share	$0.08	$0.08	—

BUSINESS SEGMENT INFORMATION
Gannett Co., Inc. and Subsidiaries
Unaudited, in thousands of dollars
Table No. 3

	Thirteen weeks ended	Thirteen weeks ended	% Inc
	Jun. 26, 2011	Jun. 27, 2010	(Dec)
Net Operating Revenues:
Publishing	$977,139	$1,027,023	(4.9)

Digital	173,447	154,104	12.6

Broadcasting	184,353	184,016	0.2

Total	$1,334,939	$1,365,143	(2.2)

Operating Income (net of depreciation, amortization and facility consolidation charges):
Publishing	$138,646	$180,330	(23.1)

Digital	36,173	27,493	31.6

Broadcasting	80,405	78,387	2.6

Corporate	(13,470)	(13,601)	(1.0)

Total	$241,754	$272,609	(11.3)

Depreciation, amortization and facility consolidation charges:
Publishing	$37,271	$34,251	8.8

Digital	7,648	7,964	(4.0)

Broadcasting	7,465	8,159	(8.5)

Corporate	3,951	3,980	(0.7)

Total	$56,335	$54,354	3.6

Operating Cash Flow:
Publishing	$175,917	$214,581	(18.0)

Digital	43,821	35,457	23.6

Broadcasting	87,870	86,546	1.5

Corporate	(9,519)	(9,621)	(1.1)

Total	$298,089	$326,963	(8.8)

Operating Cash Flow represents operating income for each of the company’s business segments plus related depreciation, amortization and facility consolidation charges. See Table No. 9 for reconciliation of amounts to the Condensed Consolidated Statements of Income.

BUSINESS SEGMENT INFORMATION
Gannett Co., Inc. and Subsidiaries
Unaudited, in thousands of dollars
Table No. 4

	Twenty-six weeks ended	Twenty-six weeks ended	% Inc
	Jun. 26, 2011	Jun. 27, 2010	(Dec)
Net Operating Revenues:
Publishing	$1,906,924	$2,018,482	(5.5)

Digital	331,041	294,742	12.3

Broadcasting	348,235	351,504	(0.9)

Total	$2,586,200	$2,664,728	(2.9)

Operating Income (net of depreciation, amortization and facility consolidation charges):
Publishing	$256,243	$344,763	(25.7)

Digital	52,258	30,843	69.4

Broadcasting	143,864	146,882	(2.1)

Corporate	(31,995)	(32,849)	(2.6)

Total	$420,370	$489,639	(14.1)

Depreciation, amortization and facility consolidation charges:
Publishing	$76,191	$69,279	10.0

Digital	15,072	16,041	(6.0)

Broadcasting	14,924	16,352	(8.7)

Corporate	7,731	7,995	(3.3)

Total	$113,918	$109,667	3.9

Operating Cash Flow:
Publishing	$332,434	$414,042	(19.7)

Digital	67,330	46,884	43.6

Broadcasting	158,788	163,234	(2.7)

Corporate	(24,264)	(24,854)	(2.4)

Total	$534,288	$599,306	(10.8)

Operating Cash Flow represents operating income for each of the company’s business segments plus related depreciation, amortization and facility consolidation charges. See Table No. 9 for reconciliation of amounts to the Condensed Consolidated Statements of Income.

NON-GAAP FINANCIAL INFORMATION
Gannett Co., Inc. and Subsidiaries
Unaudited, in thousands of dollars (except per share amounts)
The company uses non-GAAP financial performance and liquidity measures to supplement the financial information presented on a GAAP basis. These non-GAAP financial measures are not to be considered in isolation from or as a substitute for the related GAAP measures, and should be read only in conjunction with financial information presented on a GAAP basis.
Tables No. 5 through No. 10 reconcile the non-GAAP financial measures to the most directly comparable GAAP measure.
Table No. 5

					Non-GAAP
	GAAP Measure	Special Items			Measure
	Thirteen		Facility	Prior year	Thirteen
	weeks ended	Workforce	consolidation	tax reserve	weeks ended
	Jun. 26, 2011	restructuring	charges	adjustments, net	Jun. 26, 2011

Cost of sales and operating expenses, exclusive of depreciation	$739,654	$(7,415)	$—	$—	$732,239
Selling, general and administrative expenses, exclusive of depreciation	297,196	(1,377)	—	—	295,819
Facility consolidation charges	6,394	—	(6,394)	—	—
Operating expenses	1,093,185	(8,792)	(6,394)	—	1,077,999
Operating income	241,754	8,792	6,394	—	256,940
Income before income taxes	208,827	8,792	6,394	—	224,013
Provision for income taxes	43,300	3,400	2,500	20,100	69,300
Net income	165,527	5,392	3,894	(20,100)	154,713
Net income attributable to Gannett Co., Inc.	151,527	5,392	3,894	(20,100)	140,713
Net income per share — diluted	$0.62	$0.02	$0.02	$(0.08)	$0.58

				Non-GAAP
	GAAP Measure	Special Items		Measure
	Thirteen	Prior year		Thirteen
	weeks ended	tax reserve	Discontinued	weeks ended
	Jun. 27, 2010	adjustments, net	operations	Jun. 27, 2010

Cost of sales and operating expenses, exclusive of depreciation	$745,489	$—	$—	$745,489
Selling, general and administrative expenses, exclusive of depreciation	292,691	—	—	292,691
Operating expenses	1,092,534	—	—	1,092,534
Operating income	272,609	—	—	272,609
Income before income taxes	234,988	—	—	234,988
Provision for income taxes	49,400	28,700	—	78,100
Net income	205,901	(28,700)	(20,313)	156,888
Net income attributable to Gannett Co., Inc.	195,478	(28,700)	(20,313)	146,465
Net income per share — diluted	$0.81	$(0.12)	$(0.08)	$0.61

NON-GAAP FINANCIAL INFORMATION
Gannett Co., Inc. and Subsidiaries
Unaudited, in thousands of dollars (except per share amounts)
Table No. 6

					Non-GAAP
	GAAP Measure	Special Items			Measure
	Twenty-six		Facility	Prior year	Twenty-six
	weeks ended	Workforce	consolidation	tax reserve	weeks ended
	Jun. 26, 2011	restructuring	charges	adjustments, net	Jun. 26, 2011

Cost of sales and operating expenses, exclusive of depreciation	$1,457,169	$(12,210)	$—	$—	$1,444,959
Selling, general and administrative expenses, exclusive of depreciation	594,743	(2,549)	—	—	592,194
Facility consolidation charges	14,050	—	(14,050)	—	—
Operating expenses	2,165,830	(14,759)	(14,050)	—	2,137,021
Operating income	420,370	14,759	14,050	—	449,179
Income before income taxes	345,569	14,759	14,050	—	374,378
Provision for income taxes	81,900	5,500	5,600	20,100	113,100
Net income	263,669	9,259	8,450	(20,100)	261,278
Net income attributable to Gannett Co., Inc.	242,020	9,259	8,450	(20,100)	239,629
Net income per share — diluted	$0.99	$0.04	$0.03	$(0.08)	$0.98

					Non-GAAP
	GAAP Measure	Special Items			Measure
	Twenty-six	Tax change	Prior year		Twenty-six
	weeks ended	for health care	tax reserve	Discontinued	weeks ended
	Jun. 27, 2010	legislation	adjustments, net	operations	Jun. 27, 2010

Cost of sales and operating expenses, exclusive of depreciation	$1,477,598	$—	$—	$—	$1,477,598
Selling, general and administrative expenses, exclusive of depreciation	587,824	—	—	—	587,824
Operating expenses	2,175,089	—	—	—	2,175,089
Operating income	489,639	—	—	—	489,639
Income before income taxes	408,555	—	—	—	408,555
Provision for income taxes	104,213	(2,200)	28,700	—	130,713
Net income	325,215	2,200	(28,700)	(20,873)	277,842
Net income attributable to Gannett Co., Inc.	312,657	2,200	(28,700)	(20,873)	265,284
Net income per share — diluted	$1.30	$0.01	$(0.12)	$(0.09)	$1.10

NON-GAAP FINANCIAL INFORMATION
Gannett Co., Inc. and Subsidiaries
Unaudited, in thousands of dollars
Table No. 7

				Non-GAAP
	GAAP Measure	Special Items		Measure
	Thirteen		Facility	Thirteen
	weeks ended	Workforce	consolidation	weeks ended
	Jun. 26, 2011	restructuring	charges	Jun. 26, 2011
Operating Income
Publishing	$138,646	$8,792	$6,394	$153,832
Digital	36,173	—	—	36,173
Broadcasting	80,405	—	—	80,405
Corporate	(13,470)	—	—	(13,470)

Total Operating Income	$241,754	$8,792	$6,394	$256,940

Depreciation, amortization and facility consolidation charges
Publishing	$37,271	$—	$(6,394)	$30,877
Digital	7,648	—	—	7,648
Broadcasting	7,465	—	—	7,465
Corporate	3,951	—	—	3,951

Total depreciation, amortization and facility consolidation charges	$56,335	$—	$(6,394)	$49,941

Operating Cash Flow (a)
Publishing	$175,917	$8,792	$—	$184,709
Digital	43,821	—	—	43,821
Broadcasting	87,870	—	—	87,870
Corporate	(9,519)	—	—	(9,519)

Total Operating Cash Flow	$298,089	$8,792	$—	$306,881

(a)	Refer to Table No. 9.

				Non-GAAP
	GAAP Measure	Special Items		Measure
	Thirteen		Facility	Thirteen
	weeks ended	Workforce	consolidation	weeks ended
	Jun. 27, 2010	restructuring	charges	Jun. 27, 2010
Operating Income
Publishing	$180,330	$—	$—	$180,330
Digital	27,493	—	—	27,493
Broadcasting	78,387	—	—	78,387
Corporate	(13,601)	—	—	(13,601)

Total Operating Income	$272,609	$—	$—	$272,609

Depreciation and amortization
Publishing	$34,251	$—	$—	$34,251
Digital	7,964	—	—	7,964
Broadcasting	8,159	—	—	8,159
Corporate	3,980	—	—	3,980

Total depreciation and amortization	$54,354	$—	$—	$54,354

Operating Cash Flow (a)
Publishing	$214,581	$—	$—	$214,581
Digital	35,457	—	—	35,457
Broadcasting	86,546	—	—	86,546
Corporate	(9,621)	—	—	(9,621)

Total Operating Cash Flow	$326,963	$—	$—	$326,963

(a)	Refer to Table No. 9.

NON-GAAP FINANCIAL INFORMATION
Gannett Co., Inc. and Subsidiaries
Unaudited, in thousands of dollars
Table No. 8

				Non-GAAP
	GAAP Measure	Special Items		Measure
	Twenty-six		Facility	Twenty-six
	weeks ended	Workforce	consolidation	weeks ended
	Jun. 26, 2011	restructuring	charges	Jun. 26, 2011
Operating Income
Publishing	$256,243	$14,759	$14,050	$285,052
Digital	52,258	—	—	52,258
Broadcasting	143,864	—	—	143,864
Corporate	(31,995)	—	—	(31,995)

Total Operating Income	$420,370	$14,759	$14,050	$449,179

Depreciation, amortization and facility consolidation charges
Publishing	$76,191	$—	$(14,050)	$62,141
Digital	15,072	—	—	15,072
Broadcasting	14,924	—	—	14,924
Corporate	7,731	—	—	7,731

Total depreciation, amortization and facility consolidation charges	$113,918	$—	$(14,050)	$99,868

Operating Cash Flow (a)
Publishing	$332,434	$14,759	$—	$347,193
Digital	67,330	—	—	67,330
Broadcasting	158,788	—	—	158,788
Corporate	(24,264)	—	—	(24,264)

Total Operating Cash Flow	$534,288	$14,759	$—	$549,047

(a)	Refer to Table No. 9.

				Non-GAAP
	GAAP Measure	Special Items		Measure
	Twenty-six		Facility	Twenty-six
	weeks ended	Workforce	consolidation	weeks ended
	Jun. 27, 2010	restructuring	charges	Jun. 27, 2010
Operating Income
Publishing	$344,763	$—	$—	$344,763
Digital	30,843	—	—	30,843
Broadcasting	146,882	—	—	146,882
Corporate	(32,849)	—	—	(32,849)

Total Operating Income	$489,639	$—	$—	$489,639

Depreciation and amortization
Publishing	$69,279	$—	$—	$69,279
Digital	16,041	—	—	16,041
Broadcasting	16,352	—	—	16,352
Corporate	7,995	—	—	7,995

Total depreciation and amortization	$109,667	$—	$—	$109,667

Operating Cash Flow (a)
Publishing	$414,042	$—	$—	$414,042
Digital	46,884	—	—	46,884
Broadcasting	163,234	—	—	163,234
Corporate	(24,854)	—	—	(24,854)

Total Operating Cash Flow	$599,306	$—	$—	$599,306

(a)	Refer to Table No. 9.

NON-GAAP FINANCIAL INFORMATION
Gannett Co., Inc. and Subsidiaries
Unaudited, in thousands of dollars
Table No. 9
“Operating cash flow,” a non-GAAP measure, is defined as operating income plus depreciation, amortization and facility consolidation charges. Management believes that use of this measure allows investors and management to measure, analyze and compare the performance of its business segment operations at a more detailed level and in a meaningful and consistent manner.
A reconciliation of these non-GAAP amounts to the company’s operating income, which the company believes is the most directly comparable financial measure calculated and presented in accordance with GAAP on the company’s consolidated statements of income, follows:
Thirteen weeks ended Jun. 26, 2011

					Consolidated
	Publishing	Digital	Broadcasting	Corporate	Total

Operating cash flow	$175,917	$43,821	$87,870	$(9,519)	$298,089
Less:
Depreciation	(27,261)	(3,575)	(7,283)	(3,951)	(42,070)
Amortization	(3,616)	(4,073)	(182)	—	(7,871)
Facility consolidation charges	(6,394)	—	—	—	(6,394)

Operating income as reported (GAAP basis)	$138,646	$36,173	$80,405	$(13,470)	$241,754

Thirteen weeks ended Jun. 27, 2010

					Consolidated
	Publishing	Digital	Broadcasting	Corporate	Total

Operating cash flow	$214,581	$35,457	$86,546	$(9,621)	$326,963
Less:
Depreciation	(30,675)	(3,675)	(7,944)	(3,980)	(46,274)
Amortization	(3,576)	(4,289)	(215)	—	(8,080)

Operating income as reported (GAAP basis)	$180,330	$27,493	$78,387	$(13,601)	$272,609

Twenty-six weeks ended Jun. 26, 2011

					Consolidated
	Publishing	Digital	Broadcasting	Corporate	Total

Operating cash flow	$332,434	$67,330	$158,788	$(24,264)	$534,288
Less:
Depreciation	(54,375)	(7,041)	(14,561)	(7,731)	(83,708)
Amortization	(7,766)	(8,031)	(363)	—	(16,160)
Facility consolidation charges	(14,050)	—	—	—	(14,050)

Operating income as reported (GAAP basis)	$256,243	$52,258	$143,864	$(31,995)	$420,370

Twenty-six weeks ended Jun. 27, 2010

					Consolidated
	Publishing	Digital	Broadcasting	Corporate	Total

Operating cash flow	$414,042	$46,884	$163,234	$(24,854)	$599,306
Less:
Depreciation	(62,112)	(7,595)	(15,923)	(7,995)	(93,625)
Amortization	(7,167)	(8,446)	(429)	—	(16,042)

Operating income as reported (GAAP basis)	$344,763	$30,843	$146,882	$(32,849)	$489,639

NON-GAAP FINANCIAL INFORMATION
Gannett Co., Inc. and Subsidiaries
Unaudited, in thousands of dollars
Table No. 10
“Free cash flow” is a non-GAAP liquidity measure used in addition to and in conjunction with results presented in accordance with GAAP. Free cash flow should not be relied upon to the exclusion of GAAP financial measures.
Free cash flow is a non-GAAP liquidity measure that is defined as “Net cash flow from operating activities” as reported on the statement of cash flows reduced by “Purchase of property, plant and equipment” as well as “Payments for investments” and increased by “Proceeds from investments.” The company uses free cash flow because it believes this measure presents a useful business metric to evaluate the liquidity generated by its businesses.

	Thirteen	Twenty-six
	weeks ended	weeks ended
	Jun. 26, 2011	Jun. 26, 2011

Net cash flow from operating activities	$190,726	$414,808
Purchase of property, plant and equipment	(16,623)	(29,251)
Payments for investments	(14,322)	(14,797)
Proceeds from investments	20,216	25,681

Free cash flow	$179,997	$396,441